Intrepid Reports Fourth Quarter and Full Year 2019 Results

DENVER, CO --(GlobeNewswire - March 2, 2020) -- Intrepid Potash, Inc. (NYSE:IPI) ("Intrepid", the "Company", "we", "us", "our") today reports its financial results for the fourth quarter and full year of 2019.

Key Takeaways for Fourth Quarter and Full Year 2019

•	Trio® and Oilfield Solutions segments continued to deliver strong sales results in the fourth quarter of 2019.

•	Cash flow from operations of $11.8 million for the fourth quarter of 2019.

•	Net income of $2.1 million, or $0.02 per share for the fourth quarter of 2019.

•	Adjusted EBITDA(1) of $12.4 million for the fourth quarter of 2019.

•	Total company water sales were $25.7 million in 2019 including by-product water, an increase of $5.9 million compared to 2018.

Management Comment
"We soundly executed on Intrepid's operations in 2019 while navigating through several macro issues beyond our direct control." said Bob Jornayvaz, Intrepid's Executive Chairman, President, and CEO. "The under application of potash in recent seasons should be reversed in 2020 if history is a reliable guide. With China expected to settle its potash contract sometime in the second quarter and indications that corn planting in the US will be up year-over-year, we believe there are potential tailwinds to demand and pricing in 2020."

Jornayvaz continued, "Intrepid's team made great progress toward diversifying the Company's cash flow profile and penetrating deeper into our markets. As Intrepid South grows in significance to our overall operations through partnerships, like the one recently executed with NGL Energy Partners, we continue to look for opportunities that will enhance our ability to create value for Intrepid shareholders. We believe that growing Intrepid's exposure to natural gas and oil development in the Permian Basin, which carries with it some of the lowest break-even development costs of all shale plays in the U.S., could lead to additional opportunities down the road."

Consolidated Results
Intrepid recorded net income of $2.1 million, or $0.02 per diluted share in the fourth quarter of 2019, contributing to full year 2019 net income of $13.6 million, or $0.10 per diluted share. Consolidated gross margin of $10.2 million and $43.5 million in the fourth quarter and full year 2019, respectively, was a decrease of $4.6 million and an increase of $5.2 million, respectively, compared to the same year-ago periods. Improvements in net income and gross margin for the full year were primarily driven by, improved domestic pricing for potash earlier in the year and strong water and byproduct sales throughout the year.

Segment Highlights
Potash

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per ton data)
Sales	$25,556	$34,884	$124,648	$124,058
Gross margin	$5,746	$10,664	$27,787	$29,008

Potash production volume (in tons)	110	114	328	344
Potash sales volume (in tons)	58	95	319	364

Average potash net realized sales price per ton(1)	$278	$270	$284	$256

Gross margin decreased $4.9 million and $1.2 million in the fourth quarter and full year of 2019, respectively, compared to the same periods in 2018. Fourth quarter decreases were primarily driven by lower potash sales volume as customers delayed purchases in anticipation of a winter fill program that was not announced until early January 2020. Full year volumes were largely impacted by poor weather in North America that reduced application rates.

Average net realized sales price per ton for potash increased year-over-year as a result of price strength throughout the second half of 2018 that was maintained though the first half of 2019.

Potash production decreased 4% and 5% in the fourth quarter and full year of 2019, respectively, compared to the same periods in 2018, primarily due to timing of salt production at the Moab facility and timing of harvest from our solar ponds.

Trio®

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per ton data)
Sales	$15,669	$14,994	$69,551	$66,808
Gross margin (deficit)	$23	$711	$1,100	$(3,782)

Trio® production volume (in tons)	45	56	228	217
Trio® sales volume (in tons)	53	44	225	225

Average Trio® net realized sales price per ton(1)	$170	$215	$195	$199

Fourth quarter and full year 2019 sales improved 5% and 4%, respectively, when compared to the same periods in 2018. Sales in the quarter were supported by strong export volumes which offset weak domestic sales earlier in the year. Similar to potash, full year 2019 Trio® sales were also impacted by wet weather that reduced application. Fourth quarter 2019 gross margin decreased $0.7 million, compared to 2018, primarily due to reduced domestic demand.

Byproduct water sales contributed support to Trio® gross margin in the quarter. Full year 2019 gross margin benefited from higher domestic pricing as well as an increase in byproduct water sales.

Production volumes decreased 20% in the fourth quarter of 2019 and increased 5% for the full year of 2019 when compared to the same periods in 2018, primarily due to timing of the conversion of work-in process inventory into premium Trio®.

Oilfield Solutions

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Sales	$8,323	$4,486	$27,894	$17,404
Gross margin	$4,421	$3,451	$14,591	$13,045

Sales increased 86% and 60% for the fourth quarter and full year of 2019 when compared to the same periods in 2018, primarily due to additional sales of water and other oilfield products and services acquired in the acquisition of Intrepid South.

Fourth quarter and full year 2019 gross margin increased 28% and 12%, respectively, compared to 2018. Gross margin in both periods benefited from increased sales, partially offset by third-party costs to move water on Intrepid South while new infrastructure was being built, additional depreciation and amortization related to the Intrepid South assets, and an increase in byproduct water sales which moved high-margin water sales from the oilfield solutions segment to either our potash or Trio® segment.

Liquidity
Cash provided by operations was $11.8 million during the fourth quarter of 2019 and cash used for investing activities was $3.9 million during the fourth quarter of 2019. As of December 31, 2019, Intrepid had $20.6 million in cash and cash equivalents and $54.2 million available to borrow under its credit facility.

Notes
1 Average net realized sales price per ton and Adjusted EBITDA are non-GAAP financial measures. See the non-GAAP reconciliations set forth later in this press release for additional information.

Unless expressly stated otherwise or the context otherwise requires, references to tons in this press release refer to short tons. One short ton equals 2,000 pounds. One metric tonne, which many international competitors use, equals 1,000 kilograms or 2,204.62 pounds.

Conference Call Information
Intrepid will host a conference call on Tuesday March 3, 2020 at 10:00 a.m. Eastern time (8:00 a.m. Mountain time) to discuss the results. The call will be conducted by co-Founder, Executive Chairman, President and CEO, Robert Jornayvaz and Vice President of Finance, Matt Preston. A Q&A session will immediately follow the discussion of the results for the period.

Live event participation details
Domestic dial-in number: 800-319-4610
International dial-in number: +1-631-891-4304
Webcast: https://intrepidpotashinc.gcs-web.com/events-and-presentations/upcoming-events

Replay Information available for 30 days following the live event
Conference ID #: 4131
Replay dial-in (Toll Free US & Canada): 800-319-6413
Replay dial-in (International): +1-631-883-6842

About Intrepid

Intrepid is a diversified mineral company that delivers potassium, magnesium, sulfur, salt, and water products essential for customer success in agriculture, animal feed, and the oil and gas industry. Intrepid is the only U.S. producer of muriate of potash, which is applied as an essential nutrient for healthy crop development, utilized in several industrial applications, and used as an ingredient in animal feed. In addition, Intrepid produces a specialty fertilizer, Trio®, which delivers three key nutrients, potassium, magnesium, and sulfate, in a single particle. Intrepid also provides water, magnesium chloride, brine, and various oilfield products and services.

Intrepid serves diverse customers in markets where a logistical advantage exists and is a leader in the use of solar evaporation for potash production, resulting in lower cost and more environmentally friendly production. Intrepid's mineral production comes from three solar solution potash facilities and one conventional underground Trio® mine.

Intrepid routinely posts important information, including information about upcoming investor presentations and press releases, on its website under the Investor Relations tab. Investors and other interested parties are encouraged to enroll at intrepidpotash.com, to receive automatic email alerts for new postings.

Forward-looking Statements

This document contains forward-looking statements - that is, statements about future, not past, events. The forward-looking statements in this document relate to, among other things, statements about Intrepid's future financial performance and cash flows, water sales, production costs, and its market outlook. These statements are based on assumptions that Intrepid believes are reasonable. Forward-looking statements by their nature address matters that are uncertain. The particular uncertainties that could cause Intrepid's actual results to be materially different from its forward-looking statements include the following:

•	changes in the price, demand, or supply of Intrepid's products and services;

•
Intrepid's ability to successfully identify and implement any opportunities to grow its business whether through expanded sales of water, Trio®, byproducts, and other non-potassium related products or other revenue diversification activities;

•	challenges to Intrepid's water rights;

•	Intrepid’s ability to integrate the Intrepid South assets into its existing business and achieve the expected benefits of the acquisition;

•	Intrepid's ability to sell Trio® internationally and manage risks associated with international sales, including pricing pressure and freight costs;

•	the costs of, and Intrepid's ability to successfully execute, any strategic projects;

•	declines or changes in agricultural production or fertilizer application rates;

•	declines in the use of potassium-related products or water by oil and gas companies in their drilling operations;

•	Intrepid's ability to prevail in outstanding legal proceedings against it;

•	Intrepid's ability to comply with the terms of its senior notes and its revolving credit facility, including the underlying covenants, to avoid a default under those agreements;

•	further write-downs of the carrying value of assets, including inventories;

•
circumstances that disrupt or limit production, including operational difficulties or variances, geological or geotechnical variances, equipment failures, environmental hazards, and other unexpected events or problems;

•	changes in reserve estimates;

•	currency fluctuations;

•	adverse changes in economic conditions or credit markets;

•	the impact of governmental regulations, including environmental and mining regulations, the enforcement of those regulations, and governmental policy changes;

•	adverse weather events, including events affecting precipitation and evaporation rates at Intrepid's solar solution mines;

•	increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing, or construction expertise;

•	changes in the prices of raw materials, including chemicals, natural gas, and power;

•	Intrepid's ability to obtain and maintain any necessary governmental permits or leases relating to current or future operations;

•	interruptions in rail or truck transportation services, or fluctuations in the costs of these services;

•	Intrepid's inability to fund necessary capital investments; and

•
the other risks, uncertainties, and assumptions described in Intrepid's periodic filings with the Securities and Exchange Commission, including in "Risk Factors" in Intrepid's Annual Report on Form 10-K for the year ended December 31, 2018, as updated by subsequent Quarterly Reports on Form 10-Q.

In addition, new risks emerge from time to time. It is not possible for Intrepid to predict all risks that may cause actual results to differ materially from those contained in any forward-looking statements Intrepid may make.

All information in this document speaks as of the date of this release. New information or events after that date may cause our forward-looking statements in this document to change. We undertake no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.

Contact:
John Richardson, Director of Investor Relations
Phone: 303-996-3049

Email: john.richardson@intrepidpotash.com

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Sales	$48,849	$54,364	$220,075	$208,270
Less:
Freight costs	9,581	9,893	40,056	37,052
Warehousing and handling costs	1,995	2,211	8,621	9,281
Cost of goods sold	26,735	26,504	126,110	121,955
Lower of cost or net realizable value inventory adjustments	348	930	1,810	1,711
Gross Margin	10,190	14,826	43,478	38,271

Selling and administrative	5,846	5,157	23,556	20,438
Accretion of asset retirement obligation	446	417	1,793	1,668
Care and maintenance expense	132	165	549	530
Other operating expense	863	205	1,220	141
Operating Income	2,903	8,882	16,360	15,494

Other Income (Expense)
Interest expense, net	(773)	(1,235)	(3,031)	(3,855)
Other income	13	49	355	252
Income Before Income Taxes	2,143	7,696	13,684	11,891

Income Tax Expense	(61)	(62)	(53)	(108)
Net Income	$2,082	$7,634	$13,631	$11,783

Weighted Average Shares Outstanding:
Basic	129,392,309	128,516,121	129,049,168	128,070,702
Diluted	130,912,939	130,899,744	131,050,920	130,985,919
Income Per Share:
Basic	$0.02	$0.06	$0.11	$0.09
Diluted	$0.02	$0.06	$0.10	$0.09

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF DECEMBER 31, 2019 AND 2018
(In thousands, except share and per share amounts)

	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$20,603	$33,222
Accounts receivable:
Trade, net	23,749	25,161
Other receivables, net	1,247	597
Inventory, net	94,220	82,046
Other current assets	5,524	4,332
Total current assets	145,343	145,358

Property, plant, equipment, and mineral properties, net	378,509	346,209
Water rights	19,184	2,311
Long-term parts inventory, net	27,569	30,031
Other assets, net	7,834	1,322
Total Assets	$578,439	$525,231

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Trade	$9,992	$9,107
Related parties	—	28
Income taxes payable	50	914
Accrued liabilities	13,740	8,717
Accrued employee compensation and benefits	4,464	4,124
Other current liabilities	19,382	11,891
Advances on credit facility	19,817	—
Current portion of long-term debt	20,000	—
Total current liabilities	87,445	34,781

Long-term debt, net	29,753	49,642
Asset retirement obligation	22,140	23,125
Operating lease liabilities	4,025	—
Other non-current liabilities	420	420
Total Liabilities	143,783	107,968

Commitments and Contingencies

Common stock, $0.001 par value; 400,000,000 shares authorized:
and 129,553,517 and 128,716,595 shares outstanding
at December 31, 2019, and 2018, respectively	130	129
Additional paid-in capital	652,963	649,202
Retained deficit	(218,437)	(232,068)
Total Stockholders' Equity	434,656	417,263
Total Liabilities and Stockholders' Equity	$578,439	$525,231

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net income	2,082	7,634	13,631	11,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	8,976	8,377	34,121	32,215
Amortization of intangible assets	26	—	214	—
Accretion of asset retirement obligation	446	417	1,793	1,668
Amortization of deferred financing costs	86	182	303	732
Stock-based compensation	1,044	586	4,281	4,179
Allowance for doubtful accounts	25	—	75	100
Loss (gain) on disposal of assets	362	(3)	345	(87)
Lower of cost or net realizable value inventory adjustments	348	930	1,810	1,711
Other	(38)	(19)	(34)	(4)
Changes in operating assets and liabilities:
Trade accounts receivable, net	7,363	(6,872)	1,337	(7,484)
Other receivables, net	729	3,204	(650)	165
Refundable income taxes	—	—	—	2,663
Inventory, net	(8,298)	(5,698)	(11,525)	(67)
Other current assets	(232)	1,113	(1,019)	1,762
Accounts payable, accrued liabilities, and accrued employee compensation and benefits	(3,541)	(1,336)	2,280	1,740
Income tax payable	49	704	(865)	914
Operating lease liabilities	(616)	—	(2,090)	—
Other liabilities	2,953	2,073	5,374	12,247
Net cash provided by operating activities	11,764	11,292	49,381	64,237

Cash Flows from Investing Activities:
Additions to property, plant, equipment, mineral properties and other assets	(3,888)	(4,223)	(63,836)	(16,891)
Proceeds from sale of property, plant, equipment, and mineral properties	—	18	68	110
Additions to intangible assets	—	—	(16,873)	—
Net cash used in investing activities	(3,888)	(4,205)	(80,641)	(16,781)

Cash Flows from Financing Activities:
Repayment of long-term debt	—	(10,000)	—	(10,000)
Debt prepayment costs	—	(402)	—	(402)
Proceeds from short-term borrowings on credit facility	—	—	30,317	13,500
Repayments of short-term borrowings on credit facility	—	—	(10,500)	(17,400)
Capitalized debt costs	(46)	(210)	(503)	(210)
Employee tax withholding paid for restricted shares upon vesting	(262)	(532)	(540)	(903)
Proceeds from exercise of stock options	12	67	21	114
Net cash (used in) provided by financing activities	(296)	(11,077)	18,795	(15,301)

Net Change in Cash, Cash Equivalents, and Restricted Cash	7,580	(3,990)	(12,465)	32,155
Cash, Cash Equivalents, and Restricted Cash, beginning of period	13,659	37,694	33,704	1,549
Cash, Cash Equivalents, and Restricted Cash, end of period	$21,239	$33,704	$21,239	$33,704

INTREPID POTASH, INC.
DISAGGREGATION OF REVENUE AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(In thousands)

	Three Months Ended December 31, 2019
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$18,594	$—	$963	$(590)	$18,967
Trio®	—	14,016	—	—	14,016
Water	452	1,404	5,476	—	7,332
Salt	3,917	249	—	—	4,166
Magnesium Chloride	2,012	—	—	—	2,012
Brines	581	—	—	—	581
Other	—	—	1,884	(109)	1,775
Total Revenue	$25,556	$15,669	$8,323	$(699)	$48,849

	Year Ended December 31, 2019
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$103,403	$—	$2,973	$(1,909)	$104,467
Trio®	—	64,299	—	—	64,299
Water	1,823	4,495	19,339	—	25,657
Salt	12,022	757	—	—	12,779
Magnesium Chloride	4,907	—	—	—	4,907
Brines	2,493	—	—	—	2,493
Other	—	—	5,582	(109)	5,473
Total Revenue	$124,648	$69,551	$27,894	$(2,018)	$220,075

	Three Months Ended December 31, 2018
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$30,050	$—	$—	$—	$30,050
Trio®	—	13,743	—	—	13,743
Water	418	1,159	3,470	—	5,047
Magnesium Chloride	2,123	—	—	—	2,123
Salt	1,709	92	—	—	1,801
Brines	584	—	—	—	584
Other	—	—	1,016	—	1,016
Total Revenue	$34,884	$14,994	$4,486	$—	$54,364

	Year Ended December 31, 2018
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$107,471	$—	$—	$—	$107,471
Trio®	—	64,139	—	—	64,139
Water	1,368	2,430	15,999	—	19,797
Salt	6,638	239	—	—	6,877
Magnesium Chloride	6,804	—	—	—	6,804
Brines	1,777	—	—	—	1,777
Other	—	—	1,405	—	1,405
Total Revenue	$124,058	$66,808	$17,404	$—	$208,270

Three Months Ended December 31, 2019	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales(1)	$25,556	$15,669	$8,323	$(699)	$48,849
Less: Freight costs	4,461	5,011	218	(109)	9,581
Warehousing and handling costs	972	1,023	—	—	1,995
Cost of goods sold	14,377	9,264	3,684	(590)	26,735
Lower of cost or net realizable value inventory adjustments	—	348	—	—	348
Gross Margin	$5,746	$23	$4,421	$—	$10,190
Depreciation, depletion, and amortization incurred(2)	$6,833	$1,567	$397	$205	$9,002

Year Ended December 31, 2019	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales(1)	$124,648	$69,551	$27,894	$(2,018)	$220,075
Less: Freight costs	18,715	20,514	936	(109)	40,056
Warehousing and handling costs	4,745	3,876	—	—	8,621
Cost of goods sold	73,401	42,251	12,367	(1,909)	126,110
Lower of cost or net realizable value inventory adjustments	—	1,810	—	—	1,810
Gross Margin	$27,787	$1,100	$14,591	$—	$43,478
Depreciation, depletion, and amortization incurred(2)	$25,796	$6,163	$1,566	$810	$34,335

Three Months Ended December 31, 2018	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales(1)	$34,884	$14,994	$4,486	$—	$54,364
Less: Freight costs	5,593	4,300	—	—	9,893
Warehousing and handling costs	1,272	939	—	—	2,211
Cost of goods sold	17,355	8,114	1,035	—	26,504
Lower of cost or net realizable value inventory adjustments	—	930	—	—	930
Gross Margin	$10,664	$711	$3,451	$—	$14,826
Depreciation, depletion, and amortization incurred(2)	$6,660	$1,473	$105	$139	$8,377

Year Ended December 31, 2018	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales(1)	$124,058	$66,808	$17,404	$—	$208,270
Less: Freight costs	17,682	19,370	—	—	37,052
Warehousing and handling costs	5,046	4,225	10	—	9,281
Cost of goods sold	72,322	45,284	4,349	—	121,955
Lower of cost or net realizable value inventory adjustments	—	1,711	—	—	1,711
Gross Margin (Deficit)	$29,008	$(3,782)	$13,045	$—	$38,271
Depreciation, depletion and, amortization incurred(2)	$25,134	$6,343	$343	$395	$32,215

(1) Segment sales include the sales of byproducts generated during the production of potash and Trio®.
(2) Depreciation, depletion, and amortization incurred for potash and Trio® excludes depreciation and depletion amounts absorbed in or (relieved from) inventory.

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(In thousands, except per share amounts)

To supplement Intrepid's consolidated financial statements, which are prepared and presented in accordance with GAAP, Intrepid uses several non-GAAP financial measures to monitor and evaluate its performance. These non-GAAP financial measures include adjusted net income, adjusted net income per diluted share, adjusted EBITDA, and average net realized sales price per ton. These non-GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Intrepid believes these non-GAAP financial measures provide useful information to investors for analysis of its business. Intrepid uses these non-GAAP financial measures as one of its tools in comparing period-over-period performance on a consistent basis and when planning, forecasting, and analyzing future periods. Intrepid believes these non-GAAP financial measures are used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

Adjusted Net Income and Adjusted Net Income Per Diluted Share

Adjusted net income and adjusted net income per diluted share are calculated as net income or net income per diluted share adjusted for certain items that impact the comparability of results from period to period, as set forth in the reconciliation below. Intrepid considers these non-GAAP financial measures to be useful because they allow for period-to-period comparisons of its operating results excluding items that Intrepid believes are not indicative of its fundamental ongoing operations.

Reconciliation of Net Income to Adjusted Net Income:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net Income	$2,082	$7,634	$13,631	$11,783
Adjustments
Write-off of deferred financing fees(1)	—	72	—	72
Make-whole payment(2)	—	402	—	402
Total adjustments	—	474	—	474
Adjusted Net Income	$2,082	$8,108	$13,631	$12,257

Reconciliation of Net Income per Share to Adjusted Net Income per Share:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net Income Per Diluted Share	$0.02	$0.06	$0.10	$0.09
Adjustments
Write-off of deferred financing fees(1)	—	—	—	—
Make-whole payment(2)	—	—	—	—
Total adjustments	—	—	—	—
Adjusted Net Income Per Diluted Share	$0.02	$0.06	$0.10	$0.09

(1) As a result of early repayments of principal on its senior notes, Intrepid wrote off a portion of the financing fees that had previously been capitalized related to the senior notes. The write-offs of deferred financing fees are reflected in Intrepid's financial statements as interest expense.
(2) As a result of early repayments of its senior notes, Intrepid incurred make whole-payments, which are reflected on the income statement as interest expense.

Average Potash and Trio® Net Realized Sales Price per Ton

Average net realized sales price per ton for potash is calculated as potash segment sales less potash segment byproduct sales and potash freight costs and then dividing that difference by the number of tons of potash sold in the period. Likewise, average net realized sales price per ton for Trio® is calculated as Trio® segment sales less Trio® segment byproduct sales and Trio® freight costs and then dividing that difference by Trio® tons sold. Intrepid considers average net realized sales price per ton to be useful, and believe it to be useful for investors, because it shows Intrepid's potash and Trio® average per-ton pricing without the effect of certain transportation and delivery costs. When Intrepid arranges transportation and delivery for a customer, it includes in revenue and in freight costs the costs associated with transportation and delivery. However, some of Intrepid's customers arrange for and pay their own transportation and delivery costs, in which case these costs are not included in Intrepid's revenue and freight costs. Intrepid uses average net realized sales price per ton as a key performance indicator to analyze potash and Trio® sales and price trends.

Reconciliation of Sales to Average Potash and Trio® Net Realized Sales Price per Ton:

	Potash Segment
	Three Months Ended December 31,
	2019	2018
Total Segment Sales	$25,556	$34,884
Less: Segment byproduct sales	6,962	4,834
Potash freight costs	2,469	4,400
Subtotal	$16,125	$25,650

Divided by:
Potash tons sold (in thousands)	58	95
Average net realized sales price per ton	$278	$270

	Potash Segment
	2019	2018
Total Segment Sales	$124,648	$124,058
Less: Segment byproduct sales	21,245	16,586
Potash freight costs	12,936	14,194
Subtotal	$90,467	$93,278

Divided by:
Potash tons sold (in thousands)	319	364
Average net realized sales price per ton	$284	$256

	Trio® Segment
	Three Months Ended December 31,
	2019	2018
Total Segment Sales	$15,669	$14,994
Less: Segment byproduct sales	1,653	1,251
Trio® freight costs	5,011	4,300
Subtotal	$9,005	$9,443

Divided by:
Trio® tons sold (in thousands)	53	44
Average net realized sales price per ton	$170	$215

	Trio® Segment
	2019	2018
Total Segment Sales	$69,551	$66,808
Less: Segment byproduct sales	5,252	2,669
Trio® freight costs	20,514	19,367
Subtotal	$43,785	$44,772

Divided by:
Trio® tons sold (in thousands)	225	225
Average net realized sales price per ton	$195	$199

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) is calculated as net income adjusted for certain items that impact the comparability of results from period to period, as set forth in the reconciliation below. Intrepid considers adjusted EBITDA to be useful because the measure reflects Intrepid's operating performance before the effects of certain non-cash items and other items that Intrepid believes are not indicative of its core operations. Intrepid uses adjusted EBITDA to assess operating performance.
Reconciliation of Net Income to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net Income	$2,082	$7,634	$13,631	$11,783
Interest expense	773	1,235	3,031	3,855
Income tax expense	61	62	53	108
Depreciation, depletion, and amortization	8,976	8,377	34,121	32,215
Amortization of intangible assets	26	—	214	—
Accretion of asset retirement obligation	446	417	1,793	1,668
Total adjustments	10,282	10,091	39,212	37,846
Adjusted Earnings Before Interest, Taxes, Depreciation,
and Amortization	$12,364	$17,725	$52,843	$49,629